Exhibit 10J

NINTH AMENDMENT TO AGREEMENT OF LEASE

DATED THIS 12th DAY OF MARCH, 2014

BY AND BETWEEN

THE BUNCHER COMPANY, as Landlord, a Pennsylvania corporation having an office in the City of Pittsburgh, Allegheny County, Pennsylvania

AND

HAEMONETICS CORPORATION, as Tenant, a Massachusetts corporation having its principal place of business in the City of Braintree, Norfolk County, Massachusetts

WHEREAS, the parties hereto have entered into that certain Agreement of Lease dated July 17, 1990; as amended by First Amendment to Agreement of Lease dated April 30, 1991; by Second Amendment to Agreement of Lease dated October 18, 2000; by Third Amendment to Agreement of Lease dated March 23, 2004; by Fourth Amendment to Agreement of Lease dated March 12, 2008; by Fifth Amendment to Agreement of Lease dated October 1, 2008; by Sixth Amendment to Agreement of Lease dated January 8, 2010; by Seventh Amendment to Agreement of Lease dated March 31, 2011; by letter agreement dated January 27, 2012; along with the renewal letter dated June 8, 2010, exercising the renewal option for the Fourth Renewal Term pursuant to paragraph 3 of the Sixth Amendment to Agreement of Lease; and by Eighth Amendment to Agreement of Lease dated February 26, 2013 (hereinafter collectively called the “Lease”), covering certain property known as Buildings 18 and 18A, the Building 18 Expansion Space, and the Building #3 Space located in the Buncher Commerce Park, Borough of Leetsdale, Allegheny County, Pennsylvania, and more particularly described in the Lease and called herein and therein the “Leased Premises;” and

WHEREAS, all terms defined in the Lease and used herein shall have the same meaning herein as in the Lease unless otherwise provided herein; and

WHEREAS, the parties hereto desire to further amend the Lease to (i) extend the term for the Building #3 Space only for one (1) additional year (the “Eighth Renewal Term”), (ii) establish the monthly rental during the Eighth Renewal Term, and (iii) establish Tenant’s right to terminate the Lease with respect to the Building #3 Space only during the Eighth Renewal Term.

NOW, THEREFORE, in consideration of the premises and intending to be legally bound, the parties hereto promise, covenant and agree that the Lease be and is hereby amended as follows:

1.    TERM: The term of the Lease as it applies to the Building #3 Space only is hereby extended for the Eighth Renewal Term to commence immediately following the expiration of the Seventh Renewal Term, i.e., April 1, 2014. The expiration date of the term of the Lease for the Building #3 Space only, as extended by the Eighth Renewal Term, is hereby changed from March 31, 2014, to March 31, 2015.

2.    RENT: Tenant shall pay to Landlord as monthly rental for the Leased Premises the following amounts at the following times:

A.
Tenant shall, for the balance of the Seventh Renewal Term, during the Eighth Renewal Term, and for the balance of the Second Extended Term, continue to pay to Landlord on the first (1st) day of each calendar month to and including March 1, 2015, as monthly rental for the Leased Premises (i.e. Buildings 18 and 18A, the Building 18 Expansion Space and the Building #3 Space), the amount of $42,707.73.

B.
In the event the term of the Lease terminates or expires for the Building #3 Space only for whatever cause, beginning on the first (1st) day of the month following the termination or expiration of the term of the Lease for the Building #3 Space only, and on the first (1st) day of each calendar month thereafter during the balance of the Second Extended Term, Tenant shall pay to Landlord as monthly rental for the Leased Premises, excluding the Building #3 Space (i.e. Buildings 18 and 18A and the Building 18 Expansion Space), the amount of $31,997.49.

The rentals under this paragraph 2 shall be payable in advance, without demand, deduction or set off. All rentals and other sums payable as additional rental under the Lease shall be paid to The Buncher Company at 1300 Penn Avenue, P.O. Box 768, Pittsburgh, PA 15230-0768 or at such other place or to such other person as may be designated by Landlord in writing.

3.    RIGHT OF TERMINATION: Tenant shall have the right and option during the Eighth Renewal Term to terminate the Lease and the term thereof as to the Building #3 Space only, subject to the following terms and conditions:

A.	Tenant shall notify Landlord in writing at least three (3) months prior to the date Tenant desires to terminate the Lease and the term thereof (the

“Termination Date”), provided, however, the Termination Date shall not occur prior to June 30, 2014;

B.	Tenant shall not be in default of the Lease; and

C.
Tenant shall pay to Landlord as a fee for said termination, and not as a penalty, the amount of $32,130.71 payable on the first day of the calendar month immediately following the date of the termination notice by Tenant to Landlord. Said fee shall be in addition to the rental and additional rental due under the Lease.

If the conditions precedent are fully satisfied, the Lease and the term thereof as to the Building #3 Space only, shall expire on the Termination Date with the same force and effect as though such date was the scheduled expiration date of the term of the Lease, and the Lease for Buildings 18 and 18A and the Building 18 Expansion Space shall remain in full force and effect.

4.    BROKER:    Except as provided below, Landlord and Tenant each hereby warrants to the other that no real estate broker has been involved in this transaction on its behalf and that no finder's fees or real estate commissions have been earned by any third party. Tenant hereby agrees to indemnify Landlord and Landlord hereby agrees to indemnify Tenant for any liability or claims for commissions or fees arising from a breach of this warranty by it. The only real estate broker involved in this transaction is Cassidy Turley Commercial Real Estate Services, whose commission or fee with respect to this transaction shall be paid by Landlord in accordance with that certain letter to Mr. Sean M. Teague dated January 8, 2014.

5.    NO OTHER MODIFICATIONS: Except as amended and supplemented hereby, all terms and conditions of the Lease shall remain in full force and effect.

WITNESS the due execution hereof on the day and year first written above.

ATTEST:                        THE BUNCHER COMPANY

By: _/s/ Bernita Buncher__________        By: /s/ Thomas J. Balestrieri
Bernita Buncher     Thomas J. Balestrieri
Secretary                 President/CEO

(Corporate Seal)

ATTEST:                     HAEMONETICS CORPORATION

By: /s/ James McInerny                By: /s/ Dorothy Barr
Name: James McInerny                Name: Dorothy Barr
Title: Director Global RE                Title: VP Global Planning and Logistics

(Corporate Seal)

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